                                                                      EXHIBIT 12

                R. R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

                                 ------------

         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                         SIX
                                                                        MONTHS
                                                                        ENDED
                                                                       6/30/95
                                                                       --------
Earnings
  Earnings before income taxes........................................ $163,681
  Interest expense....................................................   49,830
  One-third operating leases (1)......................................    8,200
  Amortization capitalized interest...................................    3,009
                                                                       --------
    Earnings available for fixed charges.............................. $224,720
                                                                       ========
Fixed charges
  Interest expense.................................................... $ 49,830
  Capitalized interest................................................    5,499
                                                                       --------
  Interest incurred...................................................   55,329
  One-third operating leases (1)......................................    8,200
                                                                       --------
    Total fixed charges............................................... $ 63,529
                                                                       ========
Ratio of earnings to fixed charges (2)................................     3.54
                                                                       ========

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(1) Management estimates one-third of current year operating lease payments to be the interest factor in such rentals.
(2) The ratio of earnings to fixed charges for the twelve months ended June 30, 1995 was 4.73.